Exhibit 10.5

Certain identified information has been excluded from the exhibit because it both (i) is not material and (ii) is the type that we treat as private or confidential.

Model S Mold Production and Patent Trust Holding Agreement

Party A: Pinnacle Food INC.
Party B: Banjia (Shenzhen) Technology Co., Ltd.

In adherence to the principles of mutual benefit and after mutual agreement, Party A entrusts Party B to handle the design, mold manufacturing, and patent application for Model S. Party B will serve as the supplier of mold products for Party A, and both parties agree on the following terms regarding relevant costs.

1. Agreement Contents

1.	Design and Mold Manufacturing: Party A will provide specifications, and Party B will complete the design and mold manufacturing per Party A's requirements and apply for a patent for Party A’s design.

2.	Required Molds: According to Party A’s specifications, Party B will produce the following plastic molds:

○	IGS-71 Water Tank

○	IGS-71 Upper Cover for the Lamp Shade + Water Tank Cover

○	IGS-71 Retractable Rod Plastic Fittings These include a total of three main sets of plastic molds. The estimated cost for mold project development, design, and manufacturing is USD 212,000.

3.	Patent Application and Trust: Party B will apply for patents for the Model S design and act as the patent trustee for Party A, holding the patent for ten years and paying annual patent fees as needed. All associated patent application and annual fees are included in the agreement’s costs.

2. Timeline and Progress

1.	Contract Signing: Upon signing, Party B will commence Model S design, material selection, testing, and prototype production.

2.	Prototype Approval: Once Party A approves the prototype, Party B will initiate mold production.

3.	Production Timeline: Party B must complete the T1 trial mold within 35 days and complete T2 and T3 within 60 days, delivering functional samples that meet agreed parameters. Party A will seal the sample, and production will complete within 30 days of receiving the sealed sample.

3. Technical and Quality Requirements

1.	Mold Compliance: Party B shall manufacture molds according to confirmed design drawings provided by Party A, ensuring they meet the specified product requirements.

2.	Mold Longevity: The molds manufactured by Party B must support the production of up to 200,000 units.

4. Fees and Payment Terms

1.	Upon delivery of the molds and completion of the patent application, Party A will make a one-time payment of USD 212,000 to Party B (inclusive of ten years of patent fee payments). Ownership of the molds will automatically transfer to Party A upon payment completion.

2.	Party B shall hold the patent on behalf of Party A for ten years, and upon written request, Party B must transfer patent rights to Party A within fifteen working days.

5. Intellectual Property Protection and Confidentiality Commitment

1.	Confidentiality: Party B guarantees that all molds, design documents, and physical samples developed for Party A will not be disclosed to any third party.

2.	Intellectual Property: Any matters not covered by this agreement are subject to the Intellectual Property Protection Agreement.

6. Dispute Resolution

All disputes related to this agreement shall be resolved through negotiation between the parties. If no resolution is reached within 30 days of initiating negotiations, the dispute shall be submitted for arbitration to the courts of British Columbia, Canada. The arbitration decision shall be final and binding on both parties. The losing party shall bear the costs of arbitration, including attorney’s fees, insurance, and bond fees.

7. Contract Copies

This contract is executed in two copies, with equal legal effect. It becomes effective upon signature and seal by both parties, and faxed copies are considered valid. Each party retains one copy.

(End of Main Content, Signature Page Follows)

Party A: Pinnacle Food Inc.
Authorized Representative: /s/ Jiulong You
Date: June 5, 2023

Party B: Banjia (Shenzhen) Technology Co., Ltd.	[Company seal affixed]
Authorized Representative: /s/ Dai Yuanyuan
Date: June 5, 2023

Attachment List:

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